ASSET PURCHASE AGREEMENT

                THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of this 15 day of July, 1997, by and among MORGAN PRODUCTS LTD., a Delaware corporation (the "Buyer"), WAHLFELD MANUFACTURING COMPANY, an Illinois corporation (the "Seller"), and TED WAHLFELD and JOHN WAHLFELD, shareholders of the Seller (the "Shareholders").

                              W I T N E S S E T H:

                WHEREAS, the Buyer desires to purchase from the Seller certain of the assets and properties of the Seller relating to its business and operations (the "Business"), subject to certain exceptions as hereinafter specified, and to assume certain liabilities of the Seller, all upon the terms and conditions hereinafter set forth;
                WHEREAS, the Seller is willing to sell, transfer, convey, assign and deliver the same to the Buyer upon the terms and conditions hereinafter set forth; and
                WHEREAS, the Shareholders desire that the foregoing be effected. NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE 1
                          PURCHASE AND SALE OF ASSETS;
                            ASSUMPTION OF LIABILITIES

                1.1 Agreement of Purchase and Sale. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing (as defined herein), the Seller shall sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to the Buyer, and the Buyer shall purchase and accept delivery of, all of the Seller's right, title and interest in and to the assets of the Seller described on Schedule 1.1(a) hereto (said assets constituting the "Purchased Assets"). The Purchased Assets will be sold free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, contractual restrictions, claims or encumbrances of any kind or character (collectively, "Encumbrances").
                1.2 Assumed Liabilities. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties contained herein, at the Closing the Buyer shall assume and undertake to perform the liabilities and obligations of the Seller specifically described on Schedule 1.2 hereto (such liabilities and obligations being hereinafter referred to as the "Assumed Liabilities"). Other than the Assumed Liabilities, the Buyer shall not assume or be responsible for, and the Seller shall retain and remain responsible for, any and all obligations and liabilities of the Seller of any nature whatsoever, whether past, current or future, whether accrued, contingent, known or unknown.
                1.3        Purchase Price; Allocation.
                           (a)      Purchase Price.  At the Closing, in addition
to the assumption by the Buyer of the Assumed Liabilities, as full consideration to be paid by the Buyer for the Purchased Assets, the Buyer shall pay to the Seller the aggregate purchase price, as the same may be adjusted pursuant to
Section 1.4 hereof (the "Purchase Price"), of (i) the value of the Inventory (as defined below), as such Inventory is shown on the Pre-Closing Inventory Schedule (as defined below), plus (ii) the value of the Accounts Receivable (as defined below), as such Accounts Receivable are shown on the Pre-Closing AR Schedule (as defined below), plus (iii) the amount of Nine Hundred Seventy-five Thousand Dollars ($975,000), less (iv) the amount of Twenty Thousand Dollars ($20,000), less (v) the amount of Ninety Thousand Five Hundred Seventy-six and 40/100 Dollars ($90,576.40). Three Hundred Thousand Dollars ($300,000) of the Purchase Price (the "Escrow Amount") shall be paid into escrow pursuant to the terms of the Escrow Agreement (the "Escrow Agreement") substantially in the form of
Exhibit 1.3 attached hereto, and the balance of the Purchase Price shall be payable to the Seller by wire transfer to an account of the Seller which shall be designated by the Seller in writing at least one (1) full Business Day (as defined below) prior to the Closing Date (as defined below).
                (b) Definitions. For purposes of this Agreement, the following definitions shall apply:
                (i) "Inventory"  shall have the meaning assigned to such term on
         Schedule 1.3(b)(i). The value of the Inventory of the Seller for purposes of determining the Purchase Price shall be calculated as set forth on Schedule 1.3(b)(i).
                (ii) "Pre-Closing Inventory Schedule" shall mean a schedule of Inventory of the Seller as of two (2) Business days prior to the Closing Date. The Pre-Closing Inventory Schedule shall set forth the same types and classes of information regarding Inventory of the Seller as are set forth on the schedule of Inventory of the Seller as of July 9, 1997, which is attached hereto as Schedule 1.3(b)(ii) (the "Sample Inventory Schedule"), and shall otherwise be prepared in a manner that is consistent with the preparation of the Sample Inventory Schedule.
                (iii) "Accounts Receivable" shall have the meaning assigned to such term on Schedule 1.3(b)(ii). The value of the Accounts Receivable of the Seller for purposes of determining the Purchase Price shall be calculated as set forth on Schedule 1.3(b)(iii).
                (iv) "Pre-Closing AR Schedule" shall mean a schedule of Accounts Receivable of the Seller as of two (2) Business
         Days prior to the Closing Date. The Pre-Closing AR Schedule shall set forth the same type and classes of information regarding Accounts Receivable of the Seller as are set forth on the Schedule of Accounts Receivable of the Seller as of July 9, 1997, which is attached hereto as Schedule 1.3(b)(iv) (the "Sample AR Schedule") and shall otherwise be prepared in a manner that is consistent with the preparation of the Sample AR Schedule.
                (c) Allocation. Schedule 1.3(c) hereto sets forth the allocation of the Purchase Price and the Assumed Liabilities among the Purchased Assets, as mutually agreed between the Seller and the Buyer.
         1.4 Adjustment of Purchase Price. The Purchase Price shall be subject to adjustment after the Closing as specified in this
Section 1.4:
                (a) Closing Date Schedules. As promptly as practicable, but in any event within sixty (60) calendar days following the Closing Date, the Buyer and the Seller shall prepare, jointly and in cooperation with the accountants for each of the Seller and the Buyer, a schedule of Accounts Receivable of the Seller as of the Closing Date (the "Closing AR Schedule") and a schedule of Inventory of the Seller as of the Closing Date (the "Closing Inventory Schedule," and together with the Closing AR Schedule, the "Closing Date Schedules"). The parties shall conduct a physical inventory as of the Closing Date for purposes of preparing the Closing Inventory Schedule. The Closing Inventory Schedule shall set forth a list of Inventory of the

Seller as of the Closing Date, shall set forth the same type and classes of information regarding the Inventory of the Seller as are set forth on the Sample Inventory Schedule, and shall otherwise be prepared in a manner that is consistent with the preparation of the Sample Inventory Schedule. The Closing AR Schedule shall set forth a list of Accounts Receivable of the Seller as of the Closing Date, shall set forth the same type and classes of information regarding the Accounts Receivable of the Seller as are set forth on the Sample AR Schedule, and shall otherwise be prepared in a manner that is consistent with the preparation of the Sample AR Schedule.
                (b) Cooperation. During the preparation of the Closing Date Schedules by the parties and the period of any dispute with respect thereto, each of the Seller and the Buyer shall provide to the other party reasonable access to the persons engaged in preparing such schedules, as well as the relevant books and records of such party (including any electronic data) and allow such other party to make copies of such books and records solely for the purposes set forth herein, and shall otherwise reasonably cooperate with the other party in connection with the preparation of, and disputes with respect to, the Closing Date Schedules.
                (c) Disputes. In the event that, by the expiration of sixty (60) days after the Closing Date, the parties have not resolved all disputes with respect to the Closing Date Schedules and shall not have agreed in writing that such Closing Date

Schedules have become final, conclusive and binding on all of the parties hereto, either party may, at any time after such sixty (60) day period and before such exceptions are resolved, by written notice to the other party, submit all such exceptions which remain unresolved at the time of such notice to binding arbitration in Chicago, Illinois, before a panel of three arbitrators (the "Panel"), in accordance with the rules of the American Arbitration Association. All of the arbitrators on the Panel must be independent certified public accountants engaged in auditing and have had personal responsibility for audits of corporations engaged in businesses similar to the businesses of the Seller and the Buyer. Of the three arbitrators, one shall be selected by the Seller, one shall be selected by the Buyer and the third, who shall act as Chairman of the Panel, shall be selected by the other two arbitrators. The costs in connection with such arbitration shall be borne and paid by the parties in reverse proportion to the manner in which amounts under dispute in such arbitration were awarded to the parties (i.e., if a party is awarded ninety percent (90%) of the amount in dispute, such party shall bear ten percent (10%) of the costs and the other party will bear ninety percent (90%) of the costs). The parties shall instruct the Panel to issue its determination regarding the dispute and the Closing Date Schedules within thirty (30) days of its engagement or, otherwise, as soon as practicable. The determination by the Panel shall be conclusive and binding on all the parties hereto.

                (d)        Purchase Price Adjustment. (i) The Purchase
Price shall be adjusted downward as follows:
                                    (A) by an amount, if any, by which the value
                of the Inventory of the Seller, as shown on the Closing Inventory Schedule, is less than the value of the Inventory of the Seller, as shown on the Pre-Closing Inventory Schedule;
                                    (B) by an amount, if any, by which the value
                of the Seller's Accounts Receivable, as shown on the Closing AR Schedule, is less than the value of the Accounts Receivable of the Seller, as shown on the Pre-Closing AR Schedule; and
                                    (C) by an amount, if any, by which the value
                of the Accounts Receivable of the Seller, as shown on the Closing AR Schedule, exceeds the aggregate total of such Accounts Receivable of the Seller as of the Closing Date that have actually been collected as of a date one hundred eighty
                (180) days after the Closing Date.
                           (ii)     The Purchase Price shall be adjusted upwards
as follows:
                                    (A) by an amount, if any, by which the value
                of the Inventory of the Seller, as shown on the Closing Inventory Schedule, exceeds the value of the Inventory of the Seller, as shown on the Pre-Closing Inventory Schedule;

                                    (B) by an amount, if any, by which the value
                of the Seller's Accounts Receivable, as shown on the Closing AR Schedule, exceeds the value of the Accounts Receivable of the Seller, as shown on the Pre-Closing AR Schedule; and
                                    (C) by an amount, if any, by which the value
                of the Accounts Receivable of the Seller, as shown on the Closing AR Schedule, is less than the aggregate total of such Accounts Receivable of the Seller as of the Closing Date that have actually been collected as of a date one hundred eighty
                (180) days after the Closing Date.
                           (e)      Payments.  Any downward adjustments to the
Purchase Price pursuant to Section 1.4(d)(i)(A) and (B) above, shall be paid by the Seller to the Buyer within three (3) Business Days of the Closing Date Schedules being deemed final. Any downward adjustments to the Purchase Price pursuant to Section 1.4(d)(i)(C) above may be paid by the Seller to the Buyer by releasing all or a portion of the Escrow Amount to the Buyer and, in the event that the Escrow Amount that is not at such time subject to any Buyer Demand (as defined in the Escrow Agreement) is not sufficient to cover the amount of any such adjustment, the Seller shall, within three (3) Business Days after a date one hundred eighty (180) days following the Closing Date, pay to Buyer the balance of such adjustment in cash as provided below. Any upward adjustments to the Purchase Price pursuant to Sections

1.4(d)(ii)(A) and (B) as set forth above, shall be paid by the Buyer to the Seller within three (3) Business Days of the Closing Date Schedules being deemed final. Any upward adjustment to the Purchase Price pursuant to Section 1.4(d)(ii)(C) above shall be paid by the Buyer to the Seller within three (3) Business Days after a date one hundred eighty (180) days following the Closing Date. All such payments from one party to the other as set forth above shall be made by wire transfer in immediately available funds to an account designated by the receiving party.
                (f) Business Day. For purposes of this Agreement the term "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks are authorized or required to be closed in the either of the States of Virginia or Illinois.
         1.5    Instruments of Conveyance and Transfer; Further
Assurances; Access.
                (a) Instruments of Conveyance and Transfer. At the Closing, the Seller shall deliver to the Buyer a Bill of Sale and Assignment, substantially in the form of Exhibit 1.5 hereto (the
"Bill of Sale"), and such other endorsements, certificates of title, assignments and other good and sufficient instruments of conveyance and transfer, as shall be necessary to vest in the Buyer good, valid, marketable and insurable title to the Purchased Assets in accordance herewith. Simultaneously therewith, the Seller shall take all steps as may be required to transfer to the Buyer actual possession and exclusive operating control of the Purchased Assets.

                (b) Further Assurances. The Seller further agrees that, from and after the Closing, it will execute and deliver to the Buyer such additional instruments and documents and take such further action as the Buyer may reasonably require in order to more fully vest, record and/or perfect the Buyer's title to, or interest in, the Purchased Assets.

                                    ARTICLE 2
                                     CLOSING
                The sale and purchase of the Purchased Assets contemplated hereby shall take place at a closing (the "Closing") at the offices of Westervelt, Johnson, Nicoll & Keller, First Financial Plaza, 411 Hamilton Boulevard, Peoria, Illinois 61602, at 10:00 a.m. local time on July 18, 1997, unless another date or place is agreed to in writing by the Seller and the Buyer. The date on which the Closing occurs shall be referred to herein as the "Closing Date".

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                The  Seller  hereby  represents  and  warrants  to the  Buyer as follows:
                3.1        Organization; Good Standing; Qualifications.  The
Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.  The
Seller is qualified as a foreign corporation and in good standing in the jurisdictions listed on Schedule 3.1 annexed hereto, which jurisdictions are the only jurisdictions where the nature of the Seller's business and the Purchased Assets require such qualification.
                3.2        Authority; Consents; Enforceability.
                           (a)      Authority.  The Seller has full corporate
power and authority to carry on its business as now conducted, to execute and deliver this Agreement and the other agreements, documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Seller of the transactions contemplated hereby and thereby and the performance by the Seller of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action, including, without limitation, all necessary shareholder action. The execution and delivery by the Seller of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby and thereby and the performance by the Seller of its obligations hereunder and thereunder do not and will not, except as set forth on Schedule 3.2(a) hereto, (i) conflict with or violate any of the provisions of the certificate of incorporation or by-laws, each as amended, of the Seller, (ii) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court, administrative or governmental agency or other body applicable to the Seller, the Purchased Assets or the Assumed Liabilities, (iii) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of the Seller under, or violate or conflict with or result in a breach of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Seller is a party or by which the Seller or any of the Purchased Assets or Assumed Liabilities are bound or affected, or (iv) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets.
                           (b)      Consents.  Except as set forth on Schedule
3.2(b) hereto, no consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party, is required in connection with the execution and delivery by the Seller of this Agreement and the other agreements, documents and instruments to be executed and delivered in connection herewith, the consummation of the transactions contemplated hereby and thereby and the performance by the Seller of its obligations hereunder or thereunder. All consents, authorizations, approvals, notices, filings and registrations set forth on Schedule 3.2(b) have been, or as of the Closing will have been, duly obtained, effected, given or made and will be, as of the Closing, in full force and effect.  Originals or certified copies thereof will have been delivered to the Buyer prior to the Closing.
                           (c)      Enforceability.  This Agreement constitutes,
and all instruments of conveyance and other agreements, documents and instruments to be executed and delivered by the Seller in connection herewith shall, when so executed and delivered, constitute, the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.
                3.3 Capitalization.  Except as set forth on Schedule 3.3 hereto, all issued and outstanding shares of capital stock of the Seller are held of record and beneficially by the Shareholders in the amounts set forth opposite their names on Schedule 3.3 hereto, free and clear of any Encumbrances. The Seller has no outstanding subscriptions, options, warrants, calls, contracts, commitments, convertible securities or other instruments, agreements or arrangements of any character or nature whatsoever under which the Seller is or may be obligated to issue any shares of its capital stock.
                3.4        Financial Statements.    The Seller has delivered
to the Buyer prior to the date hereof:
                                    (i)      The audited balance sheets for the
         Seller as of December 31, 1996, 1995 and 1994, and the related audited statements of income, stockholders' equity and changes in cash flow of the Seller for the fiscal years then ended (including the notes thereto and any other information included therein), accompanied, in each case, by the opinion of Clifton Gunderson L.L.C., the Seller's independent certified public accountants (collectively, the "Annual Financial Statements"); and
                                    (ii)      The unaudited balance sheet of the
         Seller as of May 31, 1997 and the related unaudited statements of income, stockholders' equity and changes in cash flow for the five (5) month period then ended (collectively, the "Interim Financial Statements"), as certified by the Seller's President (the Annual Financial Statements and the Interim Financial Statements are hereinafter collectively referred to as the "Financial Statements").
                           (b)      The Financial Statements (i) are in
accordance with the books and records of the Seller, (ii) are true, correct and complete, (iii) fully and fairly present the financial condition and results of the operations of the Seller as of and for the periods indicated, and (iv) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as set forth on Schedule 3.4 hereto.
                           (c)      The Seller has also delivered to the Buyer
prior to the date hereof the Sample Inventory Schedule and the Sample AR Schedule (collectively, the "Sample Schedules"). The

Sample Schedules (i) are in accordance with the books and records of the Seller,
(ii) are true, correct and complete, and (iii) have been prepared in accordance with GAAP and otherwise in accordance with the methodology set forth on Schedules 1.3(b)(i) and 1.3(b)(iii), respectively.
                3.5 Absence of Certain Changes. Since December 31, 1996, the Seller has operated the Business in the ordinary course and, except as set forth on Schedule 3.5 hereto, there has not been incurred, nor has there occurred:
                           (a)      Any damage, destruction or loss (whether or
not covered by insurance) adversely affecting the Purchased
Assets or the Business;
                           (b)      Any sale, transfer, pledge or other
disposition of any assets of the Seller (except sales of inventory in the ordinary course of business) having an aggregate book value of $5,000 or more;
                           (c)      Any termination, amendment, cancellation or
waiver of any Material Contract (as defined in Section 3.6 hereof) or any termination, amendment, cancellation or waiver of any rights or claims of the Seller under any Material Contract (except in each case in the ordinary course of business and consistent with past practices);
                           (d)      Any change in the accounting methods,
procedures or practices followed by the Seller or any change in depreciation or amortization policies or rates theretofore adopted by the Seller;

                           (e)      Any obligation, liability or indebtedness
(whether absolute, accrued, contingent or otherwise and whether due or to become due) incurred by the Seller to any person or entity other than in the ordinary course of business and consistent with past practices;
                           (f)      Any material change in policies, operations
or practices with respect to business operations followed by the Seller, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, or with respect to the policies, operations or practices of the Seller concerning the sales representatives of the Seller;
                           (g)      Any strikes, work stoppages or other labor
disputes involving the employees of the Seller;
                           (h)      Any write-down or write-up of the value of
any Inventory or equipment of the Seller;
                           (i)      Any forward purchase or sales contracts or
commitments;
                           (j)      Any material increase in Inventory levels in
excess of historical levels for comparable periods;
                           (k)      Any sales contracts or commitments which
will be in excess of the capacity of the Seller as of the date of the Closing;
                           (l)      Any purchase contracts or commitments in
excess of the requirements of the Seller in the ordinary course or at prices higher than current market prices;

                           (m)      Any account receivable owing to the Seller
that (i) has been written off as uncollectible, in whole or in part, (ii) has had asserted against it any claim, refusal or right of setoff, or (iii) the account or note debtor has refused to, or threatened not to, pay for any reason, or such account or note debtor has become insolvent or bankrupt; or
                           (n)      Any other change in the condition (financial
or otherwise), business operations, assets, earnings, business or prospects of the Seller which, in the judgment of the Seller, has, or could reasonably be expected to have, a material adverse effect on the Purchased Assets or the business or operations of the Seller.
                3.6        Material Contracts.
                           (a)      List of Material Contracts.  Set forth on
Schedule 3.6(a) hereto is a list of all of the following contracts, agreements, documents, instruments, understandings or arrangements, written or oral, relating to the Purchased Assets or the Assumed Liabilities (collectively, the "Material Contracts"):
                                    (i)         purchase or sales orders and
         commitments and other contracts for the sale of goods or services;
                                    (ii)        purchase orders, commitments or
         contracts outstanding or in effect as of the date hereof in any instance for the purchase of Inventory in the ordinary course of business;

                                    (iii)   contracts and agreements relating to
         the leasing (as lessor or lessee) or to the conditional purchase or sale by the Seller of any property, real, personal or mixed, indicating whether operating lease or capital lease;
                                    (iv)        contracts, commitments and
         arrangements with any governmental body, agency or
         authority;
                                    (v)   indentures, mortgages, deeds of trust,
         promissory notes, loan agreements, capital leases, security agreements or other agreements or commitments for the borrowing of money, or the deferred purchase price of assets, or which otherwise evidence indebtedness of the Seller or which create an Encumbrance on any of the Purchased Assets;
                                    (vi)   agreements which restrict the Seller
         from doing business with any other person or entity in any geographic area or from producing or selling any product;
                                    (vii)    employment, severance or consulting
         agreements or arrangements with sales representatives of Seller and collective bargaining agreements and other related agreements with any employees of Seller;
                                    (viii)      distributor, dealer, sales,
         advertising, agency, manufacturer's representative, franchise or similar agreements or any other contract relating to the payment of a commission;

                                    (ix)  any agreement, arrangement, commitment
         or understanding for the sale of any of the Purchased
         Assets, outside the ordinary course of business; and
                                    (x)    any other agreement, understanding or
         arrangement, written or oral, which, in the judgment of the Seller and the Shareholders, is material to the Business or the Purchased Assets and not otherwise described in this Section 3.6.
                           True copies of all written Material Contracts and
written summaries of all oral Material Contracts described or required to be described on Schedule 3.6(a) have been furnished to the Buyer.
                           (b)      Performance, Defaults, Enforceability.  The
Seller has in all material respects performed all of its obligations required to be performed by it to the date hereof, and is not in default or alleged to be in default in any material respect, under any Material Contract, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Seller, no other party to any Material Contract is in default in any respect of any of its obligations thereunder. Each of the Material Contracts is valid and in full force and effect and enforceable against the parties thereto in accordance with their respective terms, and, except as set forth on Schedule 3.6(b) hereto, the transfer and assignment to the Buyer of the Material Contracts that are included in the Purchased Assets, will not

(i) require the consent of any party thereto or (ii) constitute an event permitting termination thereof.
                3.7 Title to Purchased Assets and Related Matters. The Seller has good, marketable and insurable title to all of the Purchased Assets, free and clear of all Encumbrances, except those described on Schedule 3.7 and liens for taxes not yet due and payable. Except as set forth on Schedule 3.7, the Purchased Assets are in the exclusive possession and control of the Seller and no person or entity other than the Seller is entitled to possession of any portion of the Purchased Assets; and (iii) do not include any contracts for future services, prepaid items or deferred charges the full value or benefit of which will not be usable by or transferable to the Buyer, or any goodwill, organizational expense or other similar intangible asset.
                3.8 Real Property Used by the Business. Schedule 3.8 hereto contains a complete list and description of all real property owned, leased or used by Seller in conducting the Business (herein collectively the "Premises"). True, correct and complete copies of all leases of all Premises that are leased have been delivered to the Buyer.
                3.9        Machinery, Equipment, Etc.
                           (a)      Owned Equipment.  Schedule 3.9(a) sets forth
a list of all material machinery, equipment, motor vehicles, furniture and fixtures owned by the Seller and included in the Purchased Assets (collectively, the "Owned Equipment").

                           (b)    Leased Equipment.  Schedule 3.9(b) contains a
list of all leases or other agreements, indicating, in each case, whether written or oral and whether operating or capital, under which the Seller is lessee of or holds or operates any items of machinery, equipment, motor vehicles, furniture and fixtures or other property owned by any third party (collectively the "Leased Equipment").
                           (c)      Maintenance of Equipment.  The Owned
Equipment and the Leased Equipment is in good operating condition, maintenance and repair in accordance with industry standards taking into account the age thereof.
                3.10 Inventories of the Seller. Except as set forth on Schedule 3.10, all Inventories of the Seller included in the Purchased Assets consist of items of a quality and quantity usable and salable in the normal course of business, are generally sufficient to do business in the ordinary course, and the levels of Inventories are consistent with the levels maintained by the Seller in the ordinary course consistent with past practices. The values at which such Inventories are carried in the Financial Statements are based on the LIFO method and are stated in accordance with GAAP at the lower of historic cost or market.
                3.11 Accounts Receivable of the Seller. The Seller has delivered to the Buyer the Sample AR Schedule, which schedule sets forth a true and correct aged list of all unpaid Accounts
Receivable of the Seller as of June 23, 1997.  At the Closing,
the Seller shall deliver to the Buyer the Pre-Closing AR Schedule, which schedule shall set forth a true and correct aged list of all unpaid Accounts Receivable of the Seller as of two (2) Business Day prior to the Closing Date. All Accounts Receivable of the Seller included in the Purchased Assets will constitute legal, valid, binding and enforceable claims with respect to which the rendition of services or the sale of goods has been completed in bona fide transactions in the ordinary course of business, are collectible at the aggregate recorded amounts thereof (subject to any reserve, which reserve shall be reasonable, in the ordinary course, and consistent with past practices) and are not subject to any known offsets or counterclaims. Notwithstanding anything in this Section 3.11 to the contrary, to the extent that the Seller shall have made any payments to the Buyer pursuant to Section 1.4(d)(i)(C), there shall be no breach of this Section 3.11 by the Seller with respect to the collectibility of any Accounts Receivable of the Seller.
                3.12  Approvals,  Permits  and  Authorizations.   Set  forth  on
Schedule 3.12 hereto is a list of all governmental licenses, permits, certificates of inspection, other authorizations, filings and registrations which are necessary for the Seller to own the Purchased Assets and to operate the Business as presently conducted (collectively, the "Authorizations").
                3.13       Compliance with Laws.  The Seller has conducted
its operations and business in compliance in all material
respects with, and all of the Purchased Assets comply in all material respects with, (i) all applicable laws, rules and regulations (including, without limitation, any laws, rules and regulations relating to anticompetitive practices, contracts, discrimination, employment, health, safety, zoning, and the environment and (ii) all applicable orders, rules, writs, judgments, injunctions, decrees and ordinances. The Seller has not received any notification of any asserted present or past failure by it to comply with such laws, rules or regulations, or such orders, rules, writs, judgments, injunctions, decrees or ordinances. Set forth on Schedule 3.13 are all orders, writs, judgments, injunctions, decrees and other awards of any court or any governmental instrumentality applicable to the Purchased Assets or the Business.
                3.14       Taxes.
                           (a)      All federal, state and local tax returns and
reports required as of the date hereof to be filed by the Seller for taxable periods ending prior to the date hereof have been duly and timely filed by the Seller with the appropriate governmental agencies, and all such returns and reports are true, correct and complete.
                           (b)    All federal, state and local income, profits,
franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("Taxes"), payable by, or due from, the Seller for all periods prior to the date hereof have been fully paid or adequately reserved for by the Seller or, with respect to Taxes required to be accrued, the Seller has properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of the Seller.
                3.15 Litigation. Except as set forth on Schedule 3.15, there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending, or to the Seller's knowledge, threatened or probable of assertion, against the Seller with respect to the Purchased Assets, the Assumed Liabilities or the Business. The Seller knows of no basis for the institution of any such suit or proceeding. The Seller is not now under any judgment, order, writ, injunction, decree, award or other similar command of any court, administrative agency or other governmental authority applicable to the business of the Seller or any of the Purchased Assets or Assumed Liabilities.
                3.16 Broker's and Finder's Fees. Except as set forth on Schedule
3.16 attached hereto, the Seller has not incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement, and the Seller hereby agrees to assume all liability to any such broker, finder or agent or any other person or entity claiming any such fee or commission.

                3.17 Compensation. Schedule 3.17 hereto contains a list as of a date no more than ten (10) days prior to the date hereof of all employees (including sales representatives) and consultants of the Seller, together with each such employee's title, the amount of total compensation paid to each such person for the twelve month period ended December 31, 1996 and the current aggregate base salary or hourly rate (including any bonus or commission) for each such person.
                3.18 Certain Liabilities. Schedule 3.18 hereto sets forth a list of all bank or lending institution indebtedness of the Seller as of the close of business on the day preceding the date hereof (other than accounts payable) including, without limitation, money borrowed, the deferred purchase price of assets, letters of credit and capitalized leases, indicating, in each case, the name or names of the lender, the date of maturity and the unpaid principal amount of such indebtedness as of such date.
                3.19 Business Generally. The Seller is not aware of the existence of any conditions, including, without limitation, any actual or potential competitive factors in the markets in which the Seller participates, which have not been disclosed to the Buyer and which could reasonably be expected to have a material adverse effect on the Buyer's opportunity for on-going relationships with the Seller's current customers, other than general business and economic conditions affecting the industry and markets in which the Seller participates.

                3.20  Suppliers  and  Customers.  The Seller is not  required to provide bonding or any other security arrangements in connection with any transactions with any of its respective customers or suppliers. Schedule 3.20 contains a true and complete list of all customers of the Business and all suppliers to the Seller. The list of customers is accompanied by a true, correct and complete description of the payment terms, including, without limitation, the agreement between Seller and each such customer regarding rebates, discounts, allowances, co-op claims and other similar items, currently applicable to transactions between Seller and each such customer, as well as the purchase history for each such customer for the year ended December 31, 1996 and the 1997 year to date, by product as well as dollar volume. The list of suppliers is accompanied by a true, correct and complete schedule of the purchase history of the Seller with respect to each such supplier for the year ended December 31, 1996 and the 1997 year to date, by product as well as dollar volume. To the knowledge of the Seller, no such supplier or customer intends or has threatened, or reasonably could be expected, to terminate or modify any of their respective relationships with the Seller as a result of the transactions contemplated hereby or otherwise.
                3.21       Environmental Matters.
                           (a)      Except to the extent that any such non-
compliance does not, and is not likely to, result in the creation of any Encumbrance upon any of the Purchased Assets or have a material adverse effect on any of the Assumed Liabilities, the Seller is in compliance with all federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, and all provisions contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under such laws, regulations, rules and ordinances (all of the foregoing being, collectively, the "Environmental Laws").
                           (b)      Except to the extent that the entering into
of any such agreement does not, and is not likely to, result in the creation of any Encumbrance upon any of the Purchased Assets or have a material adverse effect on any of the Assumed Liabilities, the Seller has not entered into any agreement that may require it to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any person for or against any Environmental Liabilities and Costs. For purposes of this Agreement, "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and
responding  to  government  requests  for  information  or  documents),   fines,
penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, including any Environmental Law, or arising from environmental, health or safety conditions, or the release or threatened release of Hazardous Substances into the environment, as a result of past or present ownership, leasing or operation of any properties owned, leased or operated by the Seller.
                3.22 Warranties;  Return Policy;  No Rebates or Allowances.  (a)
Set forth on Schedule 3.22(a) hereto are descriptions or copies of the forms of all express warranties and disclaimers of warranty made by the Seller (separate and distinct from any applicable manufacturers' or suppliers' warranties or disclaimers of warranties) during the past five (5) years to customers or users of the products or services of the Seller. There have been no breach of warranty or breach of representation claims against the Seller during the past five (5) years which have resulted in any material cost, expenditure or exposure to the Seller.
                           (b)      Set forth on Schedule 3.22(b) is a true and
complete copy or description of the Seller's policy concerning goods returned by customers. Such return policy is applicable to each and every customer of Seller, except as set forth on Schedule 3.22(b), which lists any customers as to whom the general return policy does not apply, as well as the return policy that is applicable to such customers.
                           (c)    The Seller does not, and has not for the past
five (5) years, sponsored or offered to its customers participation in any programs whereby the customer was, is or will be of the Closing Date eligible to be paid or receive the benefit of any rebates or allowances in connection with purchases of products from Seller.
                3.23 Interest in Competitors and Related Entities. Except as set
forth on Schedule 3.23 hereto, no Shareholder and no affiliate of any Shareholder (i) has any direct or indirect interest in any person or entity engaged or involved in any business which is competitive with the Business, (ii) has any direct or indirect interest in any person or entity which is a lessor of assets or properties to, material supplier of, or provider of services to, the Seller, or (iii) has a beneficial interest in any contract or agreement to which the Seller is a party; provided, however, the foregoing representation and warranty shall not apply to any person or entity, or any interest or agreement with any person or entity, which is a publicly held corporation in which the Shareholders individually and collectively own less than three percent (3%) of the issued and outstanding voting stock.
                3.24       Patents; Trademarks; Trade Names; Copyrights;
Licenses, Etc.  Except as set forth on Schedule 3.24 hereto, there are no patents, trademarks, trade names, service marks, service names or copyrights, and there are no applications therefor or licenses thereof, inventions, trade secrets, computer software, logos, slogans, proprietary processes and formulae and all other proprietary information, know-how and intellectual property rights, whether patentable or unpatentable, that are owned or leased by the Seller or used in the conduct of the Business that are material to the Business. There is no existing claim, or, to the knowledge of the Seller, any basis for any claim, against the Seller that any of its operations, activities or products infringe the patents, trademarks, trade names, copyrights or other property rights of others or that the Seller is wrongfully or otherwise using the property rights of others.
                3.25 Misstatements and Omissions.  No representation or warranty made by the Seller in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Seller or any of the Shareholders pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                                    ARTICLE 4
                                    REPRESENTATIONS  AND WARRANTIES OF THE BUYER
                The Buyer hereby represents and warrants to the Seller as follows:

                4.1 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
                4.2        Authority; Consents; Enforceability.
                           (a)      Authority.  The Buyer has full corporate
power and authority to execute and deliver the Agreement and the other agreements and documents and instruments contemplated hereby, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of the Buyer. The execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments contemplated hereby, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder will not (i) conflict with or violate any of the provisions of the Certificate of Incorporation or By-laws of the Buyer, (ii) violate any law, ordinance, rule or regulation or any judgment, order, writ, injunction or decree or similar command of any court administrative or governmental agency or other body applicable to the Buyer or any of its assets, or (iii) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of the Buyer under, or violate or conflict with or result in a breach by the Buyer of, or constitute a default under, any material instrument, agreement or indenture or any mortgage, deed of trust or similar contract to which the Buyer is a party or by which the Buyer or any of its assets may be otherwise bound or affected.
                           (b)      Consents.  Except as set forth on Schedule
4.2(b) hereto, no consent, authorization or approval of, or notice to, or filing or registration with, any governmental body or authority, or any other third party, is required in connection with the execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments to be executed and delivered in connection herewith, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder.
                           (c)      Enforceability.  This Agreement constitutes,
and all other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith shall, when so executed and delivered, constitute, the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

                4.3 Broker's and Finder's Fees. The Buyer has not incurred any liability to any broker, finder or agent or any other person or entity for any fees or commissions with respect to the transactions contemplated by this Agreement, and the Buyer hereby agrees to assume all liability to any such broker, finder or agent or any other person or entity claiming any such fee or commission.
                4.4 Litigation. There are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the Buyer's knowledge, threatened or probable of assertion, against the Buyer before any court, governmental or administrative agency or other body relating to this Agreement and/or the transactions contemplated hereby. The Buyer is not now under any judgment, order, writ, injunction, decree or other similar command of any court, administrative agency or other governmental agency which relate to this Agreement and/or the transactions contemplated hereby.
                4.5 Misstatements or Omissions. No representation or warranty made by the Buyer in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Buyer to the Seller and/or the Shareholders pursuant hereto, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation or warranty or such statement not misleading.

                                    ARTICLE 5
                              PRE-CLOSING COVENANTS
                                  OF THE SELLER

                The Seller hereby covenants and agrees that from and after the date hereof until the Closing:
                5.1 Provide Access to Information. Subject to prior compliance with any applicable laws regarding employee notification, the Seller shall afford to the Buyer, its attorneys, accountants, and such other representatives of the Buyer as the Buyer shall designate to the Seller in writing, free and full access at all reasonable times, and upon reasonable prior notice, to the Purchased Assets and the properties, books and records of the Seller, and to interview personnel, suppliers and customers of the Seller, in order that the Buyer may have full opportunity to make such investigation as it shall reasonably desire of the Purchased Assets (including, without limitation, any appraisals or inspections thereof), Assumed Liabilities and the businesses and operations of the Seller. In addition, the Seller shall provide to the Buyer and its representatives such additional financial and operating data and other information in respect of the Purchased Assets, Assumed Liabilities and the business and properties of the Seller as the Buyer shall from time to time reasonably request.
                5.2 Operation of Business of the Seller. The Seller shall maintain its corporate existence in good standing, operate its business substantially as presently operated and only in the ordinary course and consistent with past operations, use its best efforts to preserve intact its present business organizations and employees and its relationships with persons having business dealings with them, comply in all respects with all applicable laws, rules and regulations, maintain its insurance coverages, not take any action, or omit to take any action, that would result or be likely to result in the creation of any Encumbrance on the Purchased Assets, maintain the property, plant and equipment included in the Purchased Assets in good operating condition in accordance with industry standards taking into account the age thereof, and (h) not, without the prior written consent of the Buyer, issue any purchase commitment for Inventory, which purchase commitment will or is likely to be an Assumed Liability of the Buyer.
                5.3 Books of Account. The Seller shall maintain its books and records of account in the usual, regular and ordinary manner.
                5.4 Issuance of Securities. The Seller shall not (a) issue any debt or equity security or any options or warrants, (b) enter into any subscriptions, agreements, plans or other commitments pursuant to which the Seller is or may become obligated to issue any shares of its capital stock or any securities convertible into shares of its capital stock, (c) otherwise change or modify its capital structure, (d) engage in any reorganization or similar transaction, or (e) agree to take any of the foregoing actions.

                5.5 Other Changes. The Seller shall not take, cause, agree to take or cause, or permit to occur any of the actions or events set forth in Section 3.5 of this Agreement.
                5.6 Additional Information. The Seller shall furnish to the Buyer such additional information with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any representation or warranty made by the Seller or any information contained in any Schedule hereto or in other information supplied in connection herewith then inaccurate or incomplete. The receipt of such additional information by the Buyer shall not operate as a waiver by the Buyer of the obligation of the Seller to satisfy the conditions to Closing set forth in Section 7.1 hereof; provided, however, if such information shall be furnished to the Buyer in a writing which shall also specifically refer to one or more representations and warranties of the Seller contained herein which in the absence of such information is inaccurate or incomplete, then if the Buyer waives the condition to Closing set forth in said Section 7.1 hereof and elects to close the transactions contemplated hereunder, the furnishing of such additional information shall be deemed to have amended as of the Closing any such representation and warranty so specifically referred to by the Seller.
                5.7 Publicity. Except as may be required by law or the applicable rules or regulations of any securities exchange, the Seller shall not make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Buyer.
                5.8 Other Negotiations. Neither the Seller nor any of the Shareholders shall pursue, initiate, encourage or engage in any negotiations or discussions with, or provide any information to, any other person or entity (other than the Buyer and its representatives and affiliates) regarding the sale of the assets or capital stock of the Seller or any merger or consolidation or similar transaction involving the Seller.
                5.9 Closing Conditions. The Seller shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 7 hereof required herein to be satisfied by the Seller and any other covenants or agreements of the Seller to be satisfied prior to the Closing.
                5.10 Transition Agreement. In the event that Buyer determines that it would be useful for Buyer to have use of any or all of the Premises during a transition period following the Closing, the Seller agrees to make such Premises available to Buyer for such use, substantially pursuant to the terms and conditions of the Transition Agreement attached hereto as Exhibit 5.10, which shall provide, among other things, for a month-to-month lease by Buyer of the applicable Premises and the payment by Buyer of a rental rate that is commercially reasonable in the marketplace surrounding such Premises.

                                    ARTICLE 6
                       PRE-CLOSING COVENANTS OF THE BUYER
                The Buyer hereby covenants and agrees that, from and after the date hereof until the Closing:
                6.1 Publicity. Except as may be required by law or as necessary in connection with the transactions contemplated hereby, the Buyer shall not make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Seller.
                6.2 Closing Conditions. The Buyer shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 8 hereof required herein to be satisfied by the Buyer.

                                    ARTICLE 7
                                 CONDITIONS  PRECEDENT  TO  OBLIGATIONS  OF  THE
                BUYER The obligations of the Buyer under this Agreement at the Closing and the consummation by the Buyer of the transactions contemplated hereby are subject to the satisfaction or fulfillment by the Seller, prior to or at the Closing, of each of the following conditions, unless waived by the Buyer:
                7.1        Representations and Warranties.  The
representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the date of the Closing as though such representations and warranties were made at and as of such times.
                           7.2      Performance of Obligations of the Seller.
The Seller shall have performed and complied with all its covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with prior to or at the Closing.
                7.3 Closing Certificate. The Seller shall have delivered a certificate, signed by the Seller's President and dated the date of the Closing, certifying to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof.
                7.4 Supporting Documents. The Buyer shall have received the following:
                           (a)    A copy of the Certificate of Incorporation of
the Seller, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Illinois;
                           (b)      One or more certificates of the Secretary of
State of the State of Illinois dated as of a recent date as to the due incorporation and good standing of the Seller, and stating that the Seller owes no franchise taxes in such state;
                           (c)      One or more certificates of officials from
the jurisdictions listed on Schedule 3.1 hereto as to the good standing of the Seller in such jurisdictions;
                           (d)      A certificate of the Secretary or an
Assistant  Secretary of the Seller dated the date of the Closing and  certifying
(i) that attached thereto is a true, complete and correct copy of the By-laws of the Seller as in effect on the date of such certification, (ii) that the Certificate of Incorporation of the Seller has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to Subsection (a) above, (iii) that attached thereto are true, complete and correct copies of the resolutions duly adopted by the Board of Directors and the shareholders of the Seller approving the transactions contemplated hereby and authorizing the execution, delivery and performance by the Seller of this Agreement and the sale and transfer of the Purchased Assets as in effect on the date of such certification, and (iv) as to the incumbency and signatures of those officers of the Seller executing any instrument or other document delivered in connection with such transactions;
                           (e)      Uniform Commercial Code Search Reports on
Form UCC-11 with respect to the Seller from the states and local jurisdictions where the principal places of business of the Seller and the Purchased Assets are located and evidence, satisfactory to Buyer, that any and all Encumbrances on the Purchased Assets reflected on such Search Reports have been released on or prior to the Closing;
                           (f)      Such reasonable additional supporting
documents and other information as the Buyer or its counsel may reasonably request; and

                           (g)      An opinion of Westervelt, Johnson, Nicoll &
Keller,  counsel to the Seller,  dated the date of the  Closing,  in the form of
Exhibit 7.4 annexed hereto.

                7.5 Bill of Sale, Etc. The Buyer shall have received a duly executed Bill of Sale and all necessary deeds, assignments, documents and instruments to effect the transfers, conveyances and assignments to the Buyer referred to in Article 1 hereof, free and clear of all Encumbrances, and the Seller shall have taken such action as shall be necessary to put the Buyer in actual possession and exclusive control of each of the Purchased Assets.
                7.6        Books and Records.  The Buyer shall have received
all books and records of, or pertaining to, the Purchased Assets and the Assumed Liabilities.
                7.7 Consents. The Buyer shall have received duly executed copies of all consents, authorizations, approvals, notices, registrations and filings referred to in Schedules 3.2(b) and 3.6(b) hereof, and the consents of of Andersen Corporation, the Buyer's lenders, and the Buyer's Board of Directors with respect to the transactions contemplated hereby and the provision to Buyer by such lenders of the necessary financing to consummate the transactions contemplated hereby.
                7.8        No Litigation.  No action, suit or other
proceeding shall be pending or threatened before any court,
tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in a violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of, or otherwise relating to, this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.
                7.9 Material Adverse Change. There shall have been no material adverse change or development in the business, prospects, properties, earnings, results of operations or financial condition of the Business or any of the Purchased Assets or Assumed Liabilities.
                7.10 Approval of Legal Matters. The form of all instruments, certificates and documents to be executed and delivered by the Seller to the Buyer pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Buyer and its counsel, none of whose approval shall be unreasonably withheld or delayed.
                7.11 Bulk Sales Requirements. The Seller shall comply with all requirements of applicable bulk sales laws in respect of the transactions contemplated hereby, or, in the alternative, shall indemnify the Buyer in respect of any and all damages incurred by Buyer in connection with non-compliance with such laws.
                7.12 Satisfactory Investigation. The Buyer, its accountants, attorneys and other representatives shall have been given a full opportunity to conduct a due diligence review of the Seller's assets, liabilities, books and records and to interview the Seller's management personnel, key customers and suppliers (including suppliers of personnel) and the Buyer shall have been satisfied in all respects with the results of such investigation.
                7.13 Non-Competition Agreements. The Seller and each of the Shareholders shall each have executed and delivered to the Buyer the Non-Competition Agreement substantially in the form of
Exhibit 7.13 attached hereto.
                7.14 Escrow Agreement. The Seller and the escrow agent shall have executed and delivered to the Buyer the Escrow
Agreement.
                7.15 Discharge of Obligations. The Seller shall have paid off any balances owing (i) pursuant to all capital leases related to any machinery or equipment that is part of the Purchased Assets, (ii) to Andersen Corporation, and (iii) to Marine Midland Bank, and, in all cases, Buyer shall have received evidence thereof that is reasonably satisfactory to Buyer.
                7.16 Preparation for Inventory Count. The Seller and the Buyer shall be prepared, in the opinion of Buyer, to conduct a physical count of the Inventory of the Business for purposes of preparing the Closing Inventory Schedule.
                7.17 Software License Consents. The Seller shall have obtained the consent of the licensor under the Seller's agreement to license the Woodware Software or, in the alternative, Seller shall have agreed to indemnify and hold Buyer harmless from all Buyer's Damages (as defined herein) related to Buyer's use of such software during the period of time the Buyer occupies the Premises (as defined in the Transition Agreement).

                                    ARTICLE 8
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                  OF THE SELLER

                The obligations of the Seller under this Agreement at the Closing and the consummation by the Seller of the transactions contemplated hereby are subject to the satisfaction or fulfillment by the Buyer, prior to or at the Closing, of each of the following conditions, unless waived by the
Seller:
                8.1 Representations and Warranties. The representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the date of the Closing as though such representations and warranties were made at and as of such times.
                8.2        Performance of Obligations of the Buyer.  The
Buyer shall have performed and complied with all its covenants, agreements, obligations and restrictions pursuant to this Agreement required to be performed or complied with prior to or at the Closing.
                8.3 Closing Certificate. The Buyer shall have delivered a certificate, signed by the Buyer's President and dated the date of the Closing, certifying to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereto.
                8.4 Payment of Purchase Price. The Buyer shall have tendered to the Seller payment of the cash portion of the Purchase Price and delivered to the escrow agent the Escrow
Amount pursuant to Section 1.3(a) hereof.
                8.5 Supporting Documents. The Seller shall have received the following:
                           (a)    A copy of the Certificate of Incorporation of
the Buyer, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware;
                           (b)      A certificate of the Secretary of State of
the State of Delaware dated as of a recent date as to the due incorporation and good standing of the Buyer;
                           (c)      A certificate of the Secretary or an
Assistant  Secretary of the Buyer dated the date of the Closing,  and certifying
(i) that attached thereto is a true, complete and correct copy of the By-laws of the Buyer as in effect on the date of such certification, (ii) that the Certificate of Incorporation of the Buyer has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to

Subsection (a) above, (iii) that attached thereto are true, complete and correct copies of the resolutions duly adopted by the Board of Directors of the Buyer approving the transactions contemplated hereby and authorizing the execution, delivery and performance by the Buyer of this Agreement as in effect on the date of such certification, and (iv) as to the incumbency and signatures of certain officers of the Buyer executing any instrument or other document delivered in connection with such transactions;
                           (d)      Copies of all authorizations, consents,
approvals, notices, filings and registrations referred to in Section 4.2(b) hereof, including, without limitation, the consent of Andersen Corporation to the transactions contemplated hereby; and
                           (e)      An opinion of Winthrop, Stimson, Putnam &
Roberts,  counsel to the Buyer,  dated the date of the  Closing,  in the form of
Exhibit 8.5 annexed hereto.
                8.6 Approval of Legal Matters. The form of all certificates, instruments and documents to be executed and/or delivered by the Buyer to the Seller pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Seller and its counsel, none of whose approval shall be unreasonably withheld or delayed.
                8.7        No Litigation.  No action, suit or other
proceeding shall be pending or threatened before any court,
tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, rule, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of, or otherwise relating to, this Agreement or the transactions contemplated hereby or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.
                8.8 Preparation for Inventory Count. The Seller and the Buyer shall be prepared, in the opinion of the Seller, to conduct a physical count of the Inventory of the Business for purposes of preparing the Closing Inventory Schedule.

                                    ARTICLE 9
          TRANSFER TAXES; PRORATION OF CHARGES; POST-CLOSING COVENANTS
                9.1 Certain Taxes and Fees. All sales, transfer, documentary, stamp, recording and other similar taxes and/or fees which may be due or payable in connection with the sale of the Purchased Assets or the assumption of the Assumed Liabilities pursuant hereto shall be borne by the Seller.
                9.2        Proration of Certain Charges.  Schedule 9.2
attached hereto sets forth a list of any taxes, charges and
payments imposed on or with respect to the Purchased Assets ("Charges") that shall be prorated on a per diem basis and apportioned between the Seller and the Buyer as of the date of the Closing. The Seller shall be liable for that portion of the Charges relating to, or arising in respect of, periods on or prior to the date of the Closing and the Buyer shall be liable for that portion of the Charges relating to, or arising in respect of, any period after the date of the Closing.
                9.3 Certain Costs. If the total aggregate amount paid by Buyer during the one (1) year period following the Closing for co-op claims and returns that relate to products sold, services provided or costs incurred for periods prior to the Closing (collectively, "Costs") exceeds Twenty Thousand Five Hundred Dollars $20,500, the Seller shall pay to the Buyer the amount of such excess Costs promptly upon receipt of notification from Seller of the amounts that are due. If the aggregate amount of Costs is less than Nineteen Thousand Five Hundred ($19,500), the Buyer shall pay to Seller the difference between the actual amount and Nineteen Thousand Five Hundred Dollars ($19,500) promptly after the end of such one (1) year period.
                9.4 Collection of Account Receivable. Buyer will, at its own cost and expense, use its reasonable best efforts to collect from the customers, as and when same become due, the Account Receivable. Buyer will appoint one qualified individual, reasonably acceptable to Seller, to perform the bookkeeping for and collection of the Accounts Receivable. Buyer will send billing statements for the Accounts Receivable no less than once per month. All payments received by Buyer from a customer owing on the Accounts Receivable will be allocated as requested by such customer. The Buyer shall promptly notify the Seller of any Accounts Receivable that Buyer determines in its opinion have become uncollectible and the parties hereby agree to work together and cooperate, in good faith, to collect any such Accounts Receivable in full. No later than the fifteenth (15th) day following the end of the preceding month Buyer will prepare and provide Seller with an open aging report with respect to the Accounts Receivable. Buyer will keep separate and accurate records at a location no farther away from the Seller's Peoria location than Chicago of the Accounts Receivable and all payments received by Buyer on the Accounts Receivable. Seller's accountants shall be permitted upon reasonable prior written notice and at reasonable times to inspect, audit, check and make abstracts and photocopies from Buyer's books, accounts, orders, records, or other papers, computer programs or correspondence relating to the Accounts Receivable and Buyer will make available its books, records and files to Seller's accountants at reasonable times for such purposes. Buyer will not discount, credit, compromise, discharge or settle for less than full payment any of the Accounts Receivable without the prior written approval of Seller, which approval shall not be unreasonably withheld. Any Accounts Receivable that have not been paid as of a date one hundred eighty (180) days after the Closing Date will be immediately reassigned to Seller and Buyer will deliver all documents, books, records and correspondence pertaining thereto to Seller.
                9.5 Use of Supplies. The Buyer may, after the Closing and up to the earlier of the date on which the Buyer vacates the Premises (as defined in the Transition Agreement) or until Buyer replaces such Supplies (as defined below), use the Seller's remaining inventory of packaging materials, literature, forms, brochures and similar materials ("Supplies") that contain the name "Wahlfeld"; provided, that, such Supplies shall be used solely in connection with the operation of the Business. The Buyer shall destroy any remaining supplies after Buyer has ceased to use such Supplies hereunder.
                9.6 Insurance. The Seller agrees and covenants that it shall, for a period of seven (7) years following the Closing, keep in place product liability insurance that will cover product liability claims for which Seller has indemnified Buyer hereunder, in amounts sufficient and customary with respect to the Business of the Seller.
                9.7 Access to Books and Records. Following the Closing, the Buyer shall cooperate with and provide reasonable access to the Seller, at reasonable times and upon reasonable prior written notice, to the relevant books and records of the Business in the possession of the Buyer (including any electronic data) and allow the Seller to make copies of such books and records and otherwise reasonably cooperate with the Seller for the purpose of allowing Seller to close its books and records and prepare its tax returns and for similar purposes.

                                   ARTICLE 10
                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

                10.1 Survival of Representations and Warranties. All statements contained in any schedule or certificate delivered hereunder or in connection herewith by or on behalf of any of the parties pursuant to this Agreement shall be deemed representations and warranties by the respective parties hereunder unless otherwise expressly provided herein. The representations and warranties of the Seller and the Buyer contained in this Agreement, including those contained in any Schedule or certificate delivered hereunder or in connection herewith, shall survive the Closing for a period of seven (7) years with the exception of the representations and warranties contained in Section 3.7 which shall survive the Closing indefinitely, and Section 3.14 which shall survive the Closing until the expiration of the applicable tax statutes of limitation plus a period of sixty (60) days. As to each representation and warranty of the parties hereto, the date to which such representation and warranty shall survive is hereinafter referred to as the "Survival Date."
                10.2 Agreement to Indemnify by the Seller. Subject to the terms and conditions of Sections 10.4 and 10.5 hereof, the Seller hereby agrees to indemnify and save the Buyer, its affiliates, and their respective shareholders, officers, directors, employees, successors and assigns (each, a "Buyer Indemnitee") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by any Buyer Indemnitee (collectively, "Buyer's Damages") arising out of or based upon or in connection with or as a result of:
                           (a)      the untruth, inaccuracy or breach of any
representation and warranty of the Seller contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith;
                           (b)      the breach or nonfulfillment of any covenant
or agreement of the Seller contained in this Agreement or in any other agreement document or instrument delivered hereunder or pursuant hereto;
                           (c)      the assertion against the Buyer or the
Purchased Assets of any liability or obligation of the Seller (whether absolute, accrued, contingent or otherwise and whether a contractual, tort or any other type of liability, obligation or claim) not expressly assumed by the Buyer pursuant to this Agreement;
                           (d)      the ownership and operation of the Purchased
Assets by the Seller prior to the Closing;

                           (e)      the funding, operation, administration,
amendment or termination of, or withdrawal or partial withdrawal from, any employee benefit plan established, maintained or contributed to by Seller or any affiliate thereof, whether arising out of or relating to any event or state of fact occurring or existing before, on or after the Closing Date, and including, without limitation, any failure by Seller or any affiliate thereof to comply with continuation coverage requirements contained in Section 4980B(f) of the Internal Revenue Code of 1986, as amended, and any claims made for compensation and/or benefits pursuant to any employee benefit plan or program or any employee agreement with respect to severance, salary continuation, the continuation of medical or other welfare benefits or similar post-employment benefits, whether arising out of or relating to any event or state of facts occurring or existing before, on or after the Closing Date; and
                           (f)      any product liability claim or product
warranty claim related to any product or service sold or provided by Seller on or prior to the Closing Date. With respect to the Seller's obligation to pay Buyer's Damages pursuant to Section 10.2 of this Agreement, the Buyer shall be entitled (but shall not be obligated) to make a claim for Buyer's Damages against the Escrow Amount.
                10.3 Agreement to Indemnify by the Buyer. Subject to the terms and conditions of Sections 10.4 and 10.5 hereof, the Buyer hereby agrees to indemnify and save the Seller and the

Shareholders (each, a "Seller Indemnitee") harmless from and against, for and in respect of, any and all demands, judgments, injuries, penalties, damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by any Seller Indemnitee arising out of or based upon or in connection with or as a result of:
                           (a)      the untruth, inaccuracy or breach of any
representation and warranty of the Buyer contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith;
                           (b)      the breach or nonfulfillment of any covenant
or agreement of the Buyer contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto; and
                           (c)      the assertion against the Seller of any
liability or obligation included in the Assumed Liabilities.
                10.4 Claims for Indemnification. No claim for indemnification with respect to a breach of a representation and warranty shall be made under this Agreement after the applicable Survival Date unless prior to such Survival Date the Buyer Indemnitee or the Seller Indemnitee, as the case may be, shall have given the Seller or the Buyer, as the case may be, written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit or cause of action against such Buyer Indemnitee or Seller Indemnitee, as the case may be.
                10.5 Procedures Regarding Third Party Claims. The procedures to be followed by the Buyer and the Seller with respect to indemnification hereunder regarding claims by third persons shall be as follows:
                           (a)      Promptly after receipt by any Buyer
Indemnitee or Seller Indemnitee, as the case may be, of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a tax audit) or the assertion of any claim by a third person, which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the "Indemnified Party") shall give notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "Indemnifying Party"), setting forth in reasonable detail the nature of such action or claim, including copies of any written correspondence from such third person to such Indemnified Party.
                           (b)      The Indemnifying Party shall be entitled, at
its own expense, to participate in the defense of such action, proceeding or claim, and, if (i) the action, proceeding or claim involved seeks (and continues to seek) solely monetary damages, (ii) the Indemnifying Party confirms, in writing, its obligation hereunder to indemnify and hold harmless the Indemnified Party with respect to such damages in their entirety pursuant to

Sections 10.2 or 10.3 hereof, as the case may be, and (iii) the Indemnifying Party shall have made provision which, in the reasonable judgment of the Indemnified Party, is adequate to satisfy any adverse judgment as a result of its indemnification obligation with respect to such action, proceeding or claim, then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; provided, that such settlement is paid in full by the Indemnifying Party and will not have any direct or indirect continuing material adverse effect upon the Indemnified Party.
                           (c)      With respect to any action, proceeding or
claim as to which (i) the Indemnifying Party does not have the right to assume the defense or (ii) the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party shall assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall be entitled to participate in the defense of such action, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Sections 10.2 or 10.3 hereof, as the case may be. The Indemnified Party shall have full rights to dispose of such action and enter into any monetary compromise or settlement; provided, however, in the event that the Indemnified Party shall settle or compromise any claims involved in the action insofar as they relate to, or arise out of, the same facts as gave rise to any claim for which indemnification is due under Sections 10.2 or 10.3 hereof, as the case may be, it shall act reasonably and in good faith in doing so.
                           (d)      Both the Indemnifying Party and the
Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such claim, proceeding or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

                                   ARTICLE 11
                                   TERMINATION
                This Agreement may be terminated prior to the Closing (a) at any time by the written mutual consent of the Buyer and the Seller, (b) by the Buyer, if the conditions set forth in Article 7 hereof shall not have been met by the close of business on July 31, 1997, or (c) by the Seller if the conditions set forth in Article 8 hereof shall not have been met by the close of business on July 31, 1997. In the event that this Agreement is terminated as aforesaid, this Agreement shall be of no further force or effect and no party shall have any liability to any other party hereto; provided, however, that the termination of this Agreement will not relieve either party of any liability for breach of any agreement hereunder occurring prior to such termination and, provided, further, that, notwithstanding such termination, the provisions of Sections 5.7., 6.1 and 13.1 hereto shall survive any termination of this Agreement.

                                   ARTICLE 12
                            GUARANTY OF SHAREHOLDERS
                12.1 Guaranty. The Shareholders, jointly and severally, hereby guarantee the due and punctual payment, observance and performance by the Seller of each and every obligation and liability of the Seller under this Agreement and all other agreements, documents and instruments to be executed and delivered by the Seller pursuant to, or in connection with, this Agreement (collectively, the "Other Agreements"), including, without limitation, the Seller's obligation to indemnify and save the Buyer Indemnitee harmless, in accordance with the provisions of Article 10 of this Agreement; provided, that, the Shareholders' liability to pay money pursuant to this Article 12 shall be limited to a total aggregate payment by each Shareholder severally of an amount equal to Seven Hundred Fifty Thousand Dollars ($750,000). All of the foregoing liabilities and obligations of the Seller under this Agreement and the Other Agreements, together with any and all reasonable fees, costs and expenses (including, without limitation, attorneys' fees) which may be paid or incurred by the Buyer in enforcing or collecting liabilities and obligations of the Shareholders under this Guaranty, are hereinafter called, collectively, the "Guaranteed Obligations" and, individually, a "Guaranteed Obligation."
                12.2 Notice to the Shareholders. The Shareholders hereby agree that if any Guaranteed Obligation is not paid, observed or performed, as the case may be, when and as due, the Buyer may notify the Shareholders of such non-performance, whereupon the Shareholders shall cause the Seller to promptly pay, observe or perform or the Shareholders, jointly and severally, will promptly  pay,  observe  or  perform,  as  the  case  may  be,  such  Guaranteed
Obligation.
                12.3 Absoluteness of Guaranty. The obligations of the Shareholders under this Guaranty shall be absolute and unconditional, present and continuing, irrespective of any bankruptcy proceeding involving the Seller or any voluntary or involuntary liquidation, dissolution or winding up of the affairs of or termination of the existence of the Seller, or any circumstance which might constitute a legal or equitable discharge of a guarantor.

                12.4 Guaranty Not Affected. Each of the Shareholders hereby consents and agrees that, at any time and from time to time:
                           (a)      the time, manner, place and/or terms and
conditions of payment, observance or performance of all or any of the Guaranteed Obligations may be extended, amended, modified or changed pursuant to agreement between the Buyer and the Seller;
                           (b)      any action may be taken under or in respect
of this Agreement or any of the Other Agreements, and the
exercise of any remedy, power or privilege thereunder may be waived, omitted or not enforced;
                           (c)      the time for performance of or compliance
with any term, obligation, covenant or agreement on the part of the Seller to be performed or observed by the Seller under this Agreement or any of the Other Agreements may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to; and
                           (d)      this Agreement and/or any of the Other
Agreements may be amended or modified in any respect by the parties thereto, all in such manner and upon such terms as the parties thereto may deem proper, and without notice to or further assent from the Shareholders, and all without affecting this Guaranty or the obligations of the Shareholders hereunder, which shall continue in full force and effect until all of the Guaranteed Obligations and all obligations of the Shareholders hereunder shall have been fully paid, observed and performed.
                12.5 Waiver. Each of the Shareholders hereby waives notice of acceptance of this Guaranty, presentment, demand, protest, or (except as set forth in Section 12.2 hereof) any notice of any kind whatsoever, with respect to any or all of the Guaranteed Obligations, and promptness in making any claim or demand hereunder; and no act or omission of any kind shall in any way affect or impair this Guaranty. Each of the Shareholders, except as set forth in Section
12.2 hereof, also waives any requirement, and any right to require, that any right or power be exercised or any action be taken against the Seller or any other person or entity or any assets for any of the Guaranteed Obligations.
                12.6 No Subrogation. Notwithstanding any payment, observance or performance made by the Shareholders pursuant to this Article 12, the Shareholders hereby irrevocably waive any and all rights of subrogation to all of the Buyer's rights against the Seller and any and all rights of reimbursement, assignment, indemnification or implied contract or any similar rights against the Seller or against any endorser or other guarantor of all or any part of any obligations of the Seller to the Buyer with respect to any liabilities of the Shareholders under this Article 12. If, notwithstanding the foregoing, any amount shall be paid to the Shareholders on account of any subrogation rights at any time when all of the obligations of the

Seller to the Buyer shall not have been paid in full, such amount shall be held by the Shareholders in trust for the Buyer, segregated from other funds of the Shareholders, and shall, forthwith upon receipt by the Shareholders, be turned over to the Buyer in the exact form received by the Shareholders (duly endorsed by the Shareholders to the Buyer, if required), to be applied against the obligations of the Seller to the Buyer, whether matured or unmatured, in such order as the Buyer may determine.
                12.7 Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, observance or performance, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy or reorganization of the Seller, all as though such payment, observance or performance had not been made.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS
                13.1       Confidentiality.
                           Notwithstanding anything herein to the contrary,
each party shall hold in strict confidence documents and information concerning the other, the other's affiliates and their respective businesses and properties (including that of the Seller) and the transactions contemplated hereby, except that either party may disclose such documents and information to (i) any governmental authority reviewing the transactions contemplated hereby or as required in either party's judgment pursuant to federal or state laws; or (ii) such persons as are required to have such information in either party's good faith judgment in order to assist either party in consummating the transactions contemplated hereby, and except that upon consummation of the transactions contemplated by this Agreement, the Buyer may disclose such documents and information to such persons as it may desire in order to carry on the business heretofore conducted by the Seller.
                13.2 Remedies. Each of the parties to this Agreement is entitled to all remedies in the event of breach provided at law or in equity, specifically including, but not limited to, specific performance.
                13.3 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered personally or sent by telecopier or by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or sent by telecopier, with receipt confirmed, or one (1) Business Day after the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.
         If to the Buyer, to:

                Morgan Products Ltd.
                469 McLaws Circle
                Williamsburg, Virginia   23185
                Telecopier No.:  (757) 564-1714
                Attention:  Larry Robinette

         with a copy to:

                Winthrop, Stimson, Putnam & Roberts
                Financial Centre
                695 East Main Street
                Post Office Box 6760
                Stamford, Connecticut  06904-6760
                Telecopier No.:  (203) 965-8226
                Attention:  Frode Jensen, III, Esq.

         If to the Seller, to:

                Wahlfeld Manufacturing Company
                c/o Morris Anderson and Associates Ltd.
                111 East Touhy Avenue, No. 286
                Des Plaines, Illinois   60018
                Telecopier No.:  (847) 768-4401
                Attention:  Daniel S. Morris

         in either case, with a copy to:

                Westervelt, Johnson, Nicoll & Keller
                400 First Financial Plaza
                Peoria, Illinois   61602
                Telecopier No.:  (309) 671-3588
                Attention:  Kevin Schneider, Esq.

                The Buyer, the Seller or the Shareholders may change the address or telecopier number to which such communications are to be directed by giving written notice to the others in the manner provided in this Agreement.

                13.4       Parties in Interest; No Third-Party Beneficiaries.
                           (a)      Subject to Section 13.6 hereof, this
Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.
                           (b)      Nothing in this Agreement, expressed or
implied, is intended or shall be construed to confer upon or give to any employee of the Seller or the Buyer, or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and permitted assigns, any rights, remedies or other benefits under or by reason of this Agreement.
                13.5 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties, provided that Buyer may assign its rights under the Agreement to any affiliate of Buyer presently existing or hereafter formed and to any person or entity that shall acquire all or substantially all of the assets of the Buyer; provided, however, that no such assignment by the Buyer shall release it from its obligations hereunder without the consent of the Seller and the Shareholders.
                13.6 Entire Agreement; Amendment. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties hereto with respect to its subject matter. There are no representations, promises, warranties, covenants or undertakings other than as expressly set forth herein or therein. This

Agreement supersedes all prior agreements and understandings between the parties hereto with respect to its subject matter. This Agreement may be amended or modified only by a written instrument duly executed by the parties hereto, and any condition to a party's obligations hereunder may only be waived in writing by such party.
                13.7 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
                13.8 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.
                13.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to its principles of conflicts of law. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT.
                13.10 Knowledge. Whenever any representation or warranty of the Seller contained herein or in any other document executed and delivered in connection herewith is based upon the knowledge of the Seller, such knowledge shall be deemed to include the knowledge, if any, of any of the Shareholders.

                13.11 Waivers. Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement from which such party is entitled to receive a benefit. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.
                13.12 Severability. In the event that any provision, or part thereof, of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.
                13.13 Expenses. Except as otherwise set forth herein, each party shall be responsible for its own legal fees and other costs and expenses incurred in connection with this Agreement and the negotiation and consummation of the transactions contemplated hereby.

                IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this
Agreement to be duly executed all as of the day, month and year first above written.
                                        MORGAN PRODUCTS LTD.


                     By____________________________________
                                        Name: David A. Braun
                                        Title: Vice President and
                                               President of Morgan Distribution


                         WAHLFELD MANUFACTURING COMPANY


                     By____________________________________
                                            Name: Ted Wahlfeld
                                            Title: President




                                        -----------------------------------
                                        Ted Wahlfeld


                                        -----------------------------------
                                        John Wahlfeld

                                List of Schedules



Schedule 1.1(a)               -             Purchased Assets

Schedule 1.2                                -          Assumed Liabilities

Schedule 1.3(b)(i)     -      Calculation of Value of Inventory

Schedule 1.3(b)(ii)    -      Sample Inventory Schedule

Schedule 1.3(b)(iii)   -      Calculation of Value of Accounts
                              Receivable

Schedule 1.3(b)(iv)           -      Sample AR Schedule

Schedule 1.3(c)               -      Allocation of Purchase Price

Schedule 3.1                  -      Jurisdictions of Foreign
                                     Qualification of Seller

Schedule 3.2(a)               -      Required Authorizations to
                                     Agreement

Schedule 3.2(b)               -      Required Consents to Agreement

Schedule 3.3                  -      Capitalization

Schedule 3.4                  -      Financial Statements of the Seller

Schedule 3.5                  -      Certain Changes

Schedule 3.6(a)               -      Material Contracts

Schedule 3.6(b)               -      Required Consents for Sale of
                                     Purchased Assets and Transfer of
                                     Assumed Liabilities

Schedule 3.7                  -      Encumbrances

Schedule 3.8                  -      Premises

Schedule 3.9(a)               -      Owned Equipment

Schedule 3.9(b)               -      Leased Equipment

Schedule 3.10                 -      Inventory

Schedule 3.12                 -      Approvals, Permits and
                                     Authorizations

Schedule 3.13                 -      Compliance with Laws

Schedule 3.15                 -             Litigation

Schedule 3.16                 -             Broker's and Finder's Fees

Schedule 3.17                 -             Compensation

Schedule 3.18                 -             Certain Liabilities

Schedule 3.20                 -             Suppliers and Customers

Schedule 3.22(a)              -             Warranties

Schedule 3.22(b)              -             Return Policy

Schedule 3.23                 -             Interests in Competitors

Schedule 3.24                 -             Patents; Trademarks; Trade Names;
                                            Copyrights; Licenses, Etc.

Schedule 4.2(b)               -             Buyer Consents

Schedule 9.2                  -          Proration of Certain Charges

                                 Schedule 1.1(a)



                                Purchased Assets

                  The Purchased Assets shall include the following:

                           (a)      all fixed assets owned or leased pursuant to
capital leases by Wahlfeld, including, without limitation, machinery, equipment (both mobile and non-mobile), computers, computer programs, databases and related manuals and other materials necessary for the development, use, installation, maintenance and modification of such computer programs and databases, tapes, tools, furniture, furnishings, automobiles, trucks, vehicles, tools, dies, molds, supplies and parts and other tangible personal property, but excluding all facilities and all real estate fixtures;

                           (b)      all Accounts Receivable of the Seller;

                           (c)      all Inventory of the Seller;

                           (d)      all of the rights of the Seller under all
contracts, arrangements, commitments, sales orders, purchase orders, invoices, license and technology agreements with customers and Inventory suppliers of Seller, including any of the Seller's right to receive goods and services pursuant to such contracts and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such contracts and otherwise;

                           (e)      all rights of Seller under any and all
operating  leases of Seller,  which Buyer shall designate to Seller at least one
(1) week prior to Closing (the "Designated Operating Leases"), which shall, as of the Closing, be appended to this Schedule 1.1(a) and acknowledged by the signature of a duly-authorized representative of each party;

                           (f)    any and all trade names and service marks set
forth on Schedule 3.24, except for such trade names and service marks that contain the name "Wahlfeld" and any existing or pending registrations or applications in connection with the foregoing; and

                           (g)      all goodwill of Seller; and

                           (h)      any and all rights of Seller pursuant to the
agreement between the Seller and Terrace Springs Limited Partnership by Landmark Illinois L.L.C., the agreement regarding Seller's Bidmaster software and the agreement regarding the Seller's Woodware software (collectively, the "Assumed Contracts").

                  Notwithstanding anything to the contrary contained in this Schedule or the Agreement, the following items shall not be Purchased Assets:

                  1. The automobiles of the Seller used by Ted Wahlfeld and John Wahlfeld; and

                  2. Personal effects of the Shareholders located at the facilities.

                                  Schedule 1.2

                               Assumed Liabilities

                  The Buyer shall assume the following liabilities of the Seller to the extent (and only to the extent) such liabilities arise out of the operation of the Business in the ordinary course:

                           (a)      all liabilities under all purchase
commitments for Inventory issued in the ordinary course of business, and containing pricing, terms and conditions that are ordinary and customary based on the Seller's normal past practices, which purchase commitments are open and which Inventory related to such purchase commitments has not been delivered to and received by the Seller as of the Closing Date;

                           (b)      all liabilities under all sales commitments
accepted by Seller in the ordinary course of business and containing pricing, terms and conditions that are ordinary and customary based on Seller's past practices, which sales commitments are open as of the Closing Date;

                           (c)      all liabilities under the Designated
Operating Leases and the Assumed Contracts;

                           (d)     all liabilities for fulfilling obligations to
customers and/or suppliers regarding discounts, co-op claims and returns for sales of products by Seller to customers of Seller on or prior to the Closing Date; provided that such liabilities assumed by Buyer shall not exceed Twenty Thousand Five Hundred Dollars ($20,500) in the aggregate.

                                List of Exhibits



Exhibit 1.3                -        Escrow Agreement

Exhibit 1.5                -        Bill of Sale and Assignment

Exhibit 5.10               -        Form of Transition Agreement

Exhibit 7.4                -        Opinion of Seller's Counsel

Exhibit 7.14               -        Non-Competition Agreement

Exhibit 8.5                -        Opinion of Buyer's Counsel

                            ASSET PURCHASE AGREEMENT


                                  by and among


                              MORGAN PRODUCTS LTD.,

                         WAHLFELD MANUFACTURING COMPANY

                                       and

                         TED WAHLFELD and JOHN WAHLFELD











                            Dated as of July 15, 1997

                                TABLE OF CONTENTS


                                                                           Page


ARTICLE 1PURCHASE AND SALE OF ASSETS; ASSUMPTION OF
         LIABILITIES......................................................... 2
         1.1          Agreement of Purchase and Sale......................... 2
         1.2          Assumed Liabilities.................................... 2
         1.3          Purchase Price; Allocation............................. 3
         1.4          Adjustment of Purchase Price........................... 5
         1.5          Instruments of Conveyance and Transfer; Further
                      Assurances; Access.....................................10

ARTICLE 2CLOSING.............................................................11

ARTICLE 3REPRESENTATIONS AND WARRANTIES OF THE SELLER........................11
         3.1          Organization; Good Standing; Qualifications............11
         3.2          Authority; Consents; Enforceability....................12
         3.3          Capitalization.........................................14
         3.4          Financial Statements...................................14
         3.5          Absence of Certain Changes.............................15
         3.6          Material Contracts.....................................18
         3.7          Title to Purchased Assets and Related Matters..........20
         3.8          Real Property Used by the Business.....................21
         3.9          Machinery, Equipment, Etc..............................21
         3.10         Inventories of the Seller..............................21
         3.11         Accounts Receivable of the Seller......................22
         3.12         Approvals, Permits and Authorizations..................23
         3.13         Compliance with Laws...................................23
         3.14         Taxes..................................................24
         3.15         Litigation.............................................24
         3.16         Broker's and Finder's Fees.............................25
         3.17         Compensation...........................................25
         3.18         Certain Liabilities....................................25
         3.19         Business Generally.....................................26
         3.20         Suppliers and Customers................................26
         3.21         Environmental Matters..................................27
         3.22         Warranties; Return Policy; No Rebates or Allowances....28
         3.23         Interest in Competitors and Related Entities...........29
         3.24         Patents; Trademarks; Trade Names; Copyrights;
                      Licenses, Etc..........................................30
         3.25         Misstatements and Omissions............................30

ARTICLE 4REPRESENTATIONS AND WARRANTIES OF THE BUYER.........................31
         4.1          Organization and Good Standing.........................31
         4.2          Authority; Consents; Enforceability....................31
         4.3          Broker's and Finder's Fees.............................33
         4.4          Litigation.............................................33

ARTICLE 5PRE-CLOSING COF THE SELLER..........................................34
         5.1          Provide Access to Information..........................34
         5.2          Operation of Business of the Seller....................34
         5.3          Books of Account.......................................35

         5.4          Issuance of Securities..................................35
         5.5          Other Changes...........................................36
         5.6          Additional Information..................................36
         5.7          Publicity...............................................36
         5.8          Other Negotiations......................................37
         5.9          Closing Conditions......................................37
         5.10         Transition Agreement....................................37

ARTICLE 6PRE-CLOSING COVENANTS OF THE BUYER...................................38
         6.1          Publicity...............................................38
         6.2          Closing Conditions......................................38

ARTICLE 7CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER.....................38
         7.1          Representations and Warranties..........................38
         7.2          Performance of Obligations of the Seller................39
         7.3          Closing Certificate.....................................39
         7.4          Supporting Documents....................................39
         7.5          Bill of Sale, Etc.......................................41
         7.6          Books and Records.......................................41
         7.7          Consents................................................41
         7.8          No Litigation...........................................41
         7.9          No Material Adverse Change..............................42
         7.10         Approval of Legal Matters...............................42
         7.11         Bulk Sales Requirements.................................42
         7.12         Satisfactory Investigation..............................42
         7.13         Non-Competition Agreements..............................43
         7.14         Escrow Agreement........................................43
         7.15         Discharge of Obligations................................43
         7.16         Preparation for Inventory Count.........................43
         7.17         Software License Consents...............................43

ARTICLE 8CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER....................44
         8.1          Representations and Warranties..........................44
         8.2          Performance of Obligations of the Buyer.................44
         8.3          Closing Certificate.....................................44
         8.4          Payment of Purchase Price...............................45
         8.5          Supporting Documents....................................45
         8.6          Approval of Legal Matters...............................46
         8.7          No Litigation...........................................46
         8.8          Preparation for Inventory Count.........................47

ARTICLE 9TRANSFER TAXES; PRORATION OF CHARGES; POST-CLOSING
         COVENANTS............................................................47
         9.1          Certain Taxes and Fees..................................47
         9.2          Proration of Certain Charges............................47
         9.3          Certain Costs...........................................48
         9.4          Collection of Account Receivable........................48
         9.5          Use of Supplies.........................................49
         9.6          Insurance...............................................50
         9.7          Access to Books and Records.............................50


ARTICLE 1SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
         INDEMNIFICATION......................................................50
         10.1         Survival of Representations and Warranties..............50

         10.2         Agreement to Indemnify by the Seller...................51
         10.3         Agreement to Indemnify by the Buyer....................53
         10.4         Claims for Indemnification.............................54
         10.5         Procedures Regarding Third Party Claims................54

ARTICLE 1TERMINATION.........................................................57

ARTICLE 1GUARANTY OF SHAREHOLDERS............................................57
         12.1         Guaranty...............................................57
         12.2         Notice to the Shareholders.............................58
         12.3         Absoluteness of Guaranty...............................59
         12.4         Guaranty Not Affected..................................59
         12.5         Waiver.................................................60
         12.6         No Subrogation.........................................60
         12.7         Reinstatement..........................................61

ARTICLE 1MISCELLANEOUS PROVISIONS............................................62
         13.1         Confidentiality........................................62
         13.2         Remedies...............................................62
         13.3         Notices................................................62
         13.4         Parties in Interest; No Third-Party Beneficiaries......64
         13.5         Assignability..........................................64
         13.6         Entire Agreement; Amendment............................64
         13.7         Headings...............................................65
         13.8         Counterparts...........................................65
         13.9         Governing Law..........................................65
         13.10        Knowledge..............................................65
         13.12        Severability...........................................66
         13.13        Expenses...............................................66

                                               MORGAN PRODUCTS LTD.
                                                 469 McLaws Circle
                                           Williamsburg, Virginia  23185




                                                   July 18, 1997




Wahlfeld Manufacturing Company
c/o Morris Anderson and Associates Ltd.
111 East Touhy Avenue, No. 286
Des Plaines, Illinois   60018

Attention:  Daniel S. Morris

                  Re:  Amendment to Asset Purchase Agreement

Gentlemen:

                  Reference is made to that certain Asset Purchase Agreement (the "Agreement") dated as of July 15, 1997 by and among Morgan Products Ltd., Wahlfeld Manufacturing Company and Ted Wahlfeld and John Wahlfeld. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. This letter agreement sets forth our understanding with respect to certain amendments to the Agreement.

                  The parties hereby agree as follows:

                  1. The Closing under the Agreement shall be scheduled to take place on Friday, July 25, 1997.

                  2. The physical counting of inventory to be conducted by the parties and referred to in Section 1.4(a) of the Agreement shall be conducted beginning on July 19, 1997 and shall be completed as soon as possible thereafter.

                  3. The Pre-Closing Inventory Schedule and the Pre-Closing AR Schedule shall be schedules of Inventory and Accounts Receivable, respectively, of the Seller as of July 16, 1997 and as of July 18, 1997, respectively. The Closing Inventory Schedule and the Closing AR Schedule shall be prepared by the parties in the manner set forth in
         Section 1.4 of the Agreement, but shall be prepared by the parties as of July 18, 1997.

                  4. At the Closing, the Buyer and the Seller shall execute and deliver to one another the Transition Agreement, substantially in the form attached to the Agreement as

#90071466.2

         Exhibit 5.10. Also at the Closing, the Buyer shall pay to the Seller an amount equal to the amount that the Buyer would have paid to the Seller or otherwise under the Transition Agreement for the period from July 18, 1997 through the Closing Date (including, without limitation, payments for the services of the Employees, the Occupancy Fee, the License Fee and any other charges to be paid by the Buyer and set forth in Section 3 of the Transition Agreement) had the Transition Agreement been executed and delivered by the parties and become effective as of July 18, 1997.

                  5. At the Closing, the Buyer shall pay to the Seller an amount equal to $10,000 to cover in full any and all incremental interest, late charges, penalties or other similar expenses or fees ("Incremental Fees") related to financial obligations of Seller, which Incremental Fees were incurred by Seller during the period July 18, 1997 through the Closing Date and would not have been incurred by the Seller had the Seller been able to satisfy all such obligations in full as of July 18, 1997.

                  6. At the Closing, the Buyer will (a) pay to the Seller any and all costs and expenses of the Business ("Expenses") actually incurred and paid by Seller in the ordinary course, consistent with past practice (except as otherwise previously approved by the Buyer in writing), during the period July 18, 1997 through the Closing Date, and
         (b) assume as an Assumed Liability any and all accounts payable of Seller, under which Seller became obligated during the period July 18, 1997 through the Closing Date and which were incurred by the Seller in the ordinary course, consistent with past practice (except as otherwise previously approved by the Buyer in writing), during the period July 18, 1997 through the Closing Date; provided, that, no Expense or account payable of Seller shall be reimbursed or assumed by Buyer hereunder if such Expense or account payable is covered under and paid for or assumed by Buyer pursuant to Paragraph 4 or Paragraph 5 above or otherwise.

                  7. At the Closing, the Seller will (a) pay to the Buyer an amount equal to any and all payments that have been received by the Seller during the period July 18, 1997 through the Closing Date and that relate to any of the Accounts Receivable listed on the Pre-Closing AR Schedule, and (b) will assign, transfer, convey and deliver to Seller any assets of Seller related to the Expenses paid and accounts payable assumed by Buyer pursuant to Paragraph 6 above.

                  8. Any and all Charges that are to be prorated as of the Closing Date pursuant to Section 9.2 of the Agreement shall be pro-rated as of July 18, 1997.

#90071466.2
                                                                             -2-

                  9. Any reference to the Closing Date contained in Section 1.2 shall be deemed to be a reference to July 18, 1997.

                  This letter amends the Agreement only to the extent provided herein and does not amend, modify or change any other provision of the Agreement. From and after the date hereof any reference to the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

                  Please indicate your agreement with the foregoing by executing below in the spaces provided.

                                                 Very truly yours,

                                                 MORGAN PRODUCTS LTD.


                                                 By:_________________________
                                                    Name:
                                                    Title:

Accepted and agreed:

WAHLFELD MANUFACTURING COMPANY


By:_________________________
   Name:
   Title:


----------------------------
Ted Wahlfeld


----------------------------
John Wahlfled

#90071466.2
                                                                             -3-

                              MORGAN PRODUCTS LTD.
                                469 McLaws Circle
                          Williamsburg, Virginia 23185




                                                   July 25, 1997




Wahlfeld Manufacturing Company
c/o Morris Anderson and Associates Ltd.
111 East Touhy Avenue, No. 286
Des Plaines, Illinois   60018

Attention:  Daniel S. Morris

                  Re:  Amendment No. 2 to Asset Purchase
                           Agreement

Gentlemen:

                  Reference is made to that certain Asset Purchase Agreement (the "Agreement") dated as of July 15, 1997 by and among Morgan Products Ltd., Wahlfeld Manufacturing Company and Ted Wahlfeld and John Wahlfeld, as amended on July 19, 1997. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. This letter agreement sets forth our understanding with respect to certain amendments to the Agreement.

                  The parties hereby agree as follows:

                  1. With the exception of the reference to July 18,1997 contained in the first sentence of Paragraph 3 of the amendment to the Agreement dated July 19, 1997 (the "Amendment"), any reference to the date July 18, 1997 contained in the Amendment shall be deemed to be a reference to 11:59 p.m. on July 18, 1997, and any reference in the Agreement to the Closing Date shall be deemed to be a reference to 11:59 p.m. on the Closing Date.

                  2.   The word "discounts" contained in clause (d) on
         Schedule 1.2 of the Agreement shall be deleted.

                  3. The Designated Operating Leases shall be deemed to be all operating leases of the Seller set forth on Schedule 3.6(a) to the Agreement.

                  4.  Pursuant to Section 7.11 of the Agreement ,the
         Seller hereby affirms its obligation to indemnify Buyer in respect of any and all damages incurred by Buyer in connection with non-compliance by Seller with all requirements of applicable bulk sales laws in respect of the transactions contemplated by the Agreement.

                  5. With respect to any Inventory of the Seller sold to the Buyer pursuant to the Agreement that is Inventory manufactured by or purchased from Pease Industries or Inventory that is specifically manufactured for use in connection with Pease products (such as sills, frame materials and lites), the Buyer and Seller shall cooperate and work together and use their commercially reasonable best efforts to accomplish the sale of all such Inventory during the ninety day period immediately following the Closing Date (the "Measurement Period"), including without limitation, communicating with Pease Industries and customers of the Business, as required or deemed necessary. The parties shall mutually determine, no later than the end of the Measurement Period, the amount of such Inventory which has been sold by the Seller during the Measurement Period and the amount of such Inventory that remains unsold. If the total cost of such Inventory (as set forth on the final Closing Inventory Schedule) exceeds the total amount of proceeds received by the Seller on sales of such Inventory (less a reasonable and mutually agreed amount for shipping and delivery costs of Seller in connection with such sales) during such period, then the Seller shall promptly pay to the Buyer one-half of such excess amount. The Buyer and the Seller shall consider and mutually agree, at the time such total amount of proceeds is determined pursuant to the immediately preceding sentence, whether to extend the Measurement Period for an additional thirty days.

                  6. Sections 1(c) and (d) of the valuation of the Inventory section of Schedule 1.3(b)(i) of the Agreement shall be deleted their entirety and replaced with the following:

                           (c) All remaining Andersen merchandise and all non-Andersen merchandise that is not included in the applicable current supplier's catalog or is over an eighteen (18) month ordinary course of business operating supply and all damaged/scratched merchandise will be valued at twenty percent (20%) of book value; provided, that, in no event shall such value exceed Fifty Thousand Six Hundred Dollars ($50,600).

                  This letter shall amend the Agreement only to the extent provided herein and shall not amend, modify or change any other provision of the Agreement. Any and all references to the Agreement after the date hereof shall be deemed to be references to the Agreement as amended hereby.

                  Please indicate your agreement with the foregoing by executing below in the spaces provided.

                                               Very truly yours,

                                               MORGAN PRODUCTS LTD.


                                               By:_________________________
                                                  Name:
                                                  Title:

Accepted and agreed:

WAHLFELD MANUFACTURING COMPANY


By:_________________________
   Name:
   Title:


----------------------------
Ted Wahlfeld


----------------------------
John Wahlfled

#90071689.1
                                                                             -3-